Exhibit 99.1

[BENTHOS LOGO APPEARS HERE]	NEWS RELEASE FOR IMMEDIATE DISTRIBUTION JULY 20, 2004 SUBJECT: FINANCIAL RESULTS

Contact:	Peter Zentz

Corporate Communications Manager

or

Frank Dunne, Vice President, CFO & Treasurer

(508) 563-1000 (508) 563-1000

Benthos Announces Profit for Third Quarter and First Nine Months of 2004

NORTH FALMOUTH, MASSACHUSETTS, JULY 20, 2004 . . . BENTHOS, INC. (NASDAQ: BTHS) today reported financial results for the third quarter and first nine months of fiscal 2004 ending June 30, 2004. Net sales for the quarter were $5,746,000, an increase of 30.4% from sales of $4,406,000 in the third quarter of the previous fiscal year. Net income for the quarter was $456,000, or $0.31 per diluted share, compared to net income of $26,000, or $0.02 per diluted share, in the third quarter of fiscal 2003.

In the Undersea Systems Division, third quarter 2004 sales were $3,352,000, a 26.4% increase compared to sales of $2,652,000 in the same period last year. Sales in the TapTone Package Inspection Systems Division in the third quarter of fiscal 2004 were $2,394,000, a 36.5% increase from sales of $1,754,000 in the third quarter of 2003.

For the first nine months of fiscal 2004, Undersea Systems Division sales increased by 14.7% to $8,560,000 as compared to $7,461,000 for the first nine months of fiscal 2003, while TapTone Package Inspection Systems Division sales declined by 9.0% to $5,204,000 as compared to $5,716,000 in the first nine months of last fiscal year. Overall, net sales for the Company were $13,764,000, an increase of 4.5% compared to $13,177,000 in the first nine months of last fiscal year. The net income for the first nine months of fiscal 2004 was $233,000, or $0.17 per diluted share compared to a net loss of $249,000, or ($0.18) per share, in the first nine months of last fiscal year.

Commenting on today’s announcement, Ronald L. Marsiglio, Benthos President and CEO, said, “We have seen another quarter of increased sales for our Undersea Systems Division and our TapTone Package Inspection Systems Division has shown strong evidence of recovery after two quarters of disappointing sales performance. Gross profits are continuing to strengthen and during the first nine months of fiscal 2004, gross profit, as a percent of sales, increased from 38.7% to 40.8%.”

“The increase in Undersea Systems Division sales continues to benefit from an increase in orders for our seismic hydrophones used in offshore oil and gas exploration, as well as glass instrument housings that are used to package electronics for underwater use. Benthos received a large contract in the second quarter of fiscal 2004 to supply these housings for an astronomical observatory being constructed in the ice below the South Pole.”

“The Undersea Systems Division is also benefiting from record sales in its underwater acoustics product line. Specifically, Benthos acoustic modems have been in strong demand due to their increased speed and outstanding transmission reliability, even in difficult marine environments. As more commercial and military customers begin to understand the benefits of wireless marine communication versus traditional wired communications, we believe there is potential for significant market development in acoustic modems.”

“Also in the third quarter, the first of our new C3D™ 3-Dimensional Side Scan Sonar systems was shipped to the National Institute of Ocean Technology of India. Extensive demonstrations were also conducted in the United States, France, Denmark, Germany, Italy and Scotland. Demonstrations are now planned throughout Canada. In each case, potential customers are impressed with the C3D’s capabilities and we look forward to announcing further sales in upcoming quarters.”

“We are very pleased with the strong rebound in TapTone sales. In fact, the third quarter of fiscal 2004 was a record high for TapTone sales in any quarter in the Company’s history. In the third quarter, TapTone benefited from the delivery of a number of large orders and, as in any capital equipment business, the timing of large orders will cause some unevenness in quarterly sales. Nonetheless, it is our intention to continue to grow the TapTone business.”

Marsiglio concluded, “As stated at the end of the second quarter of fiscal 2004, the combination of products we now offer and strong market demand within certain sectors has led to an overall increase in order activity over the last several months. If these conditions continue, fiscal 2004 should be another year of improved results for Benthos.”

Benthos, Inc., through its Undersea Systems Division, designs, manufactures, sells and services a variety of oceanographic products for underwater tasks; and through its TapTone Package Inspection Systems Division makes systems for testing consumer packages made of glass, metal or plastic. The common stock of the Company is traded on the Nasdaq SmallCap market under the symbol BTHS. For more information, Benthos can be found on the Internet at www.benthos.com.

Forward Looking Statements

The statements in this news release relating to plans, strategies, economic performance and trends and other statements that are not descriptions of historical facts are “forward-looking statements” within the meaning of the Federal Securities Laws. Forward-looking statements are based on management’s current assumptions and expectations, which are inherently subject to risks and uncertainties and are difficult to predict. Actual results could differ materially from those currently anticipated due to a number of factors which include: the timing of large project orders, competitive factors, shifts in customer demand, government spending, economic cycles, availability of financing, regulatory changes and other factors. More information about these factors is contained in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company undertakes no obligation to publicly review or update any forward-looking information, whether as a result of future developments, newly acquired information or other matters.

Benthos, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

Assets	June 30, 2004	September 30, 2003
Current Assets:
Cash and Cash Equivalents	$49	$204
Accounts Receivable, Net	3,052	2,535
Inventories	3,039	3,076
Prepaid Expenses and Other Current Assets	139	153
Note Receivable and Other Receivable – Real Estate	—	1,150

Total Current Assets	6,279	7,118
Property, Plant and Equipment, Net	1,165	1,568
Goodwill	576	576
Acquired Intangible Assets, Net	277	456
Other Assets, Net	40	52

	$8,337	$9,770

Liabilities and Stockholders’ Investment
Current Liabilities:
Current Portion of Long-Term Debt	$279	$879
Line of Credit	—	—
Accounts Payable	1,343	2,160
Accrued Expenses	1,121	1,161
Customer Deposits	261	261

Total Current Liabilities	3,004	4,461

Long-Term Debt, Net of Current Portion	325	534

Stockholders’ Investment:
Common stock, $.06 2/3 Par Value – Authorized – 7,500 Shares Issued – 1,653 Shares at June 30, 2004 and September 30, 2003	110	110
Capital in Excess of Par Value	1,569	1,569
Retained Earnings	3,960	3,727
Treasury Stock, at Cost– 270 shares at June 30, 2004 and September 30, 2003	(631)	(631)

Total Stockholders’ Investment	5,008	4,775

	$8,337	$9,770

Benthos, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003

Net Sales	$5,746	$4,406	$13,764	$13,177
Cost of Sales	3,336	2,625	8,151	8,076

Gross Profit	2,410	1,781	5,613	5,101
Selling, General & Administrative Expenses	1,438	1,205	3,919	3,745
Research and Development Expenses	430	444	1,224	1,267
Amortization of Acquired Intangibles	60	60	179	179

Income (Loss) from Operations	482	72	291	(90)
Interest Income	1	2	1	2
Interest Expense	(15)	(48)	(47)	(161)

Income (Loss) before Income Taxes	468	26	245	(249)
Provision for Income Taxes	12	0	12	0

Net Income (Loss)	$456	$26	$233	$(249)

Basic Earnings (Loss) Per Share	$0.33	$0.02	$0.17	$(0.18)

Diluted Earnings (Loss) Per Share	$0.31	$0.02	$0.17	$(0.18)

Weighted Average Number of Shares Outstanding	1,383	1,383	1,383	1,383

Weighted Average Number of Shares Outstanding, Assuming Dilution	1,452	1,383	1,406	1,383